Exhibit 99.1

SOUTHSIDE BANCSHARES, INC.
ANNOUNCES NEW BUSINESS VENTURE

Southside Bancshares, Inc. (Nasdaq: SBSI) today announced it has acquired through its wholly owned subsidiary Southside Bank, a 50% interest in Southside Financial Group, LLC.  “This new company will focus on acquiring existing automobile portfolios from lenders throughout the country, including banks and credit unions,” stated B. G. Hartley, Chairman of the Board and Chief Executive Officer. “We believe our ownership in this new company will provide significant potential opportunities to enhance our current business strategy.”

Southside Financial Group, LLC will be managed by Chief Executive Officer, Ken Burke who has been active in the automobile financing industry for several years.  Mr. Burke was the founder of FSB Financial in 1997, which became a significant purchaser of automobile portfolios prior to its sale in 2006.  The Chief Operating Officer of Southside Financial Group, LLC Tony Schrier, also has several years experience in the automobile financing industry and held the same position at FSB Financial.  “Together, they have extensive experience in managing and building automobile finance companies,” stated B. G. Hartley.

“Our principal objective will be to deliver fast, efficient service with competitive market prices to automobile portfolio sellers,” stated Mr. Burke.  Mr. Burke and Mr. Schrier can be contacted at 817-461-8100. Southside Financial Group, LLC is headquartered in Arlington, Texas at 1600 East Pioneer Parkway. The Southside Financial Group, LLC website, www.southsidefg.com, will be available soon.

Southside Bancshares, Inc. is a bank holding company with approximately $1.82 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 36 banking centers in East Texas and operates a network of 41 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  The site provides a detailed overview of activities, financial information, and historical stock price data.  To receive e-mail notification of company news, events, and stock activity, please register on the e-mail notification portion of the web site.  Questions or comments may be directed to Susan Hill at (903) 531-7220, or susanh@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as "expect," "estimate," "project," "anticipate," “appear,” "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions of the effect of the Company’s expansion, including expectations of the costs and profitability of such expansion, trends in asset quality and earnings from growth, and certain market risk disclosures are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  As a result, actual income gains and losses could materially differ from those that have been estimated.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.